CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 (No. 333-199286) (the “Registration Statement”) of our report dated April 7, 2022 relating to the financial statements of Empower Annuity Insurance Company (formerly known as Prudential Retirement Insurance and Annuity Company) and consent to the use in the Registration Statement of our report dated April 13, 2022 relating to the financial statements of each of the subaccounts of PRIAC Variable Contract Account A indicated in our report. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY April 28, 2023